Exhibit (8)(b)





                               CUSTODIAN CONTRACT

                                     between

                             SCHRODER CAPITAL FUNDS

                                       and

                          NORWEST BANK MINNESOTA, N.A.





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                                TABLE OF CONTENTS

                                                                                                           Page

1.    Employment of Custodian and Property to be Held by It..................................................1

2. Duties of the Custodian with Respect to Property of the Fund Held by the Custodian in the United States.....................................................................1

      2.1     Holding Securities.............................................................................1
      2.2     Delivery of Securities.........................................................................1
      2.3     Registration of Securities.....................................................................3
      2.4     Bank Accounts..................................................................................3
      2.5     Payments for Shares............................................................................3
      2.6     Availability of Federal Funds..................................................................3
      2.7     Collection of Income...........................................................................3
      2.8     Payment of Company Monies......................................................................3
      2.9     Liability for Payment in Advance of Receipt of Securities Purchased............................4
      2.10    Payments for Repurchases or Redemptions of Shares of a Fund....................................4
      2.11    Appointment of Agents..........................................................................4
      2.12    Deposit of Fund Assets in Securities System....................................................4
      2.13    Segregated Account.............................................................................5
      2.14    Ownership Certificates for Tax Purposes........................................................6

3.    Proxies ...............................................................................................9

4.    Communications Relating to Fund Portfolio Securities...................................................9

5.    Proper Instructions....................................................................................9

6.    Actions Permitted Without Express Authority............................................................9

7.    Evidence of Authority..................................................................................9

8.    Class Actions..........................................................................................10

9.    Records 10

10.   Opinion of Company's Independent Accountant............................................................10

11.   Reports to Company by Independent Public Accountant....................................................10

12.   Compensation of Custodian..............................................................................11

13.   Responsibility of Custodian............................................................................11

14.   Effective Period, Termination and Amendment............................................................11

15.   Successor Custodian....................................................................................12

16.   Interpretive and Additional Provisions.................................................................12

17.   New York Law to Apply..................................................................................12

18.   Prior Contracts........................................................................................12

19.   General 13

                               CUSTODIAN CONTRACT


         This AGREEMENT made as of ___________________________by and between Schroder Capital Funds, a Delaware Business Trust having its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the
"Company"), and Norwest Bank Minnesota, N.A., a national banking association having its principal office and place of business at Sixth and Marquette, Minneapolis, MN 55479 (the "Custodian").

         WHEREAS, the Company is a mutual fund whose shares are currently offered in eight series;

         WHEREAS, the Company desires to appoint the Custodian as the custodian for each Fund (which, together with each future series of the Company that adopts this contract are hereafter referred to individually as a "Fund" and collectively as the "Funds") set forth on Exhibit A and the Custodian desires to accept such appointment;

         WITNESSETH,   that  in   consideration  of  the  mutual  covenants  and
agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It.
         The Company hereby employs the Custodian as the custodian of the assets of each Fund. The Company agrees to deliver to the Custodian all securities and cash owned by each Fund, and all payments of income, payments of principal or capital distributions received by the Fund with respect to all securities owned by the Fund from time to time, and the cash consideration received by the Fund for such new or treasury shares of capital stock ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Fund held or received by the Fund and not delivered to the Custodian.
         Upon  receipt of "Proper  Instructions"  (within the meaning of Article
5), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with any necessary approvals by the Board of Trustees of the Company, and provided that the appointment by the Custodian of any sub-custodians shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

2. Duties of the Custodian with Respect to Fund Property held by the Custodian in the United States.

2.1      Holding Securities.
         The Custodian shall hold and physically segregate for the account of each of the Funds all non-cash property, including all securities owned by the Funds, other than securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a Federal Reserve Bank, as Custodian may select, and to permit such deposited assets, subject to
Section 2.3, to be registered in the name of Custodian or Custodian's agent or nominee on the records of such Federal Reserve Bank or such registered clearing agency or the nominee of either, and to employ and use securities depositories, clearing agencies, clearance systems, sub-custodians or agents located outside the United States in connection with transactions involving foreign securities, collectively referred to herein as a "Securities System".
         The ownership of assets of each Fund, whether securities or otherwise, and whether any such assets are held directly by the Custodian or through a sub-custodian or a Securities System, shall be clearly recorded on the Custodian's books as belonging to such Fund. Beneficial ownership of the assets shall be freely transferable without the payment of money or value other than for safe custody or administration.
         No assets are, nor shall any assets be, subject to any right, charge, security interest, lien, or claim of any kind in favor of the Custodian, any sub-custodian, any Securities System, or any creditor of any of them.
         Nothwithstanding any other provision of this Agreement, including without limitation any provision of Section 2.2 or Section 2.8, all payments and deliveries of assets of any kind shall be made only on a delivery-versus-payment basis, except in accordance with specific Proper Instructions to do otherwise.

2.2      Delivery of Securities.
         The Custodian shall release and deliver securities owned by the Company for the account of a Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:
         1) Upon sale of such securities for the account of a Fund and receipt of payment therefor; 2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Company on behalf of a Fund;
         3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;
         4) To the depository agent in connection with tender or other similar offers for portfolio securities of a Fund;
         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;
         6) To the issuer thereof, or its agent, for transfer into the name of the Company for the account of a Fund or into the name of any nominee or nominees of the Custodian in accordance with Section 2.3, or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;
         7) Upon the sale of such securities for the account of a Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;
         8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;
         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts of temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;
         10) For delivery in connection with any loans of securities made by the Company on behalf of a Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Company, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by a Fund prior to the receipt of such collateral in accordance with those procedures implemented by such system providing the greatest protection to the assets of the Company under the circumstances.
         11) For delivery as security in connection with any borrowings by the Company on behalf of a Fund requiring a pledge of assets by the Company on behalf of such Fund, but only against receipt of amounts borrowed;
         12) For delivery in accordance with the provisions of any agreement among the Company on behalf of a Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), relating to the compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company;

         13) For delivery in accordance with the provisions of any agreement among the Company on behalf of a Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Company on behalf of a Fund;
         14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the applicable Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemptions; and
         15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certificate signed by an officer of the Company, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3      Registration of Securities.
         Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Company for the account of the applicable Fund(s) or in the name of any nominee of the Company or of any nominee of the Custodian which nominee shall be assigned exclusively to the Company, unless the Company has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the applicable Fund(s). All securities accepted by the Custodian on behalf of the Company under the terms of this Contract shall be in "street name" or other good delivery form.

2.4      Bank Accounts.
         Cash held by the Custodian for each Fund and otherwise uninvested may be deposited in the Banking Department of the Custodian or in such other banks or trust companies as the Custodian may in its discretion deem necessary or desirable, in each case in an account which does not contain any assets of the Custodian other than assets held by it as a fiduciary, custodian, or otherwise for customers and in which it has no beneficial interest; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the cash to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors of the Company. Such cash shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5      Payments for Shares.
         The Custodian shall receive from the Transfer Agent of each Fund and deposit into the Fund account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Funds.

2.6      Availability of Federal Funds.
         Upon mutual agreement between the Company and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Funds as of specified times agreed upon from time to time by the Company and the Custodian in the amount of checks received in payment for Shares of the Funds which are deposited into the Funds' accounts.

2.7      Collection of Income.
         The Custodian shall, or shall cause its agent or sub-custodian to, collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent or sub-custodian and shall credit such income, as collected, to the applicable Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Unless the Custodian is the lending agent in connection with securities loaned by the Fund, arrangements for the collection of income due each Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Company. The

Custodian will have no duty or responsibility in connection therewith, other than to provide the Company with such information or data as may be necessary to assist the Company in arranging for the timely delivery to the Custodian of the income to which each Fund is properly entitled.

2.8      Payment of Company Monies.
         Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of each Fund in the following cases only:
         1) Upon the purchase of domestic securities, options, or options on futures contracts for the account of each Fund but only (a) against the delivery of such securities or evidence of title to such options or options on futures contracts, to the Custodian registered in the name of the Company for the account of a Fund or in the name of a nominee of the Custodian referred to in Section
              2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of the repurchase agreements entered into between the Company and the Custodian, or another bank, or a broker-dealer which is a member of NASD against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities.
         2) In connection with conversion, exchange or surrender of securities owned by a Fund as set forth in Section 2.2 hereof;
         3) For the redemption or repurchase of Shares issued by a Fund as set forth in Section 2.10 hereof; 4) For the payment of any expense or liability incurred by a Fund, including but not limited to the following payments for the account of such Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;
         5) For the payment of any dividends declared pursuant to the governing documents of the Company and the applicable Fund;
         6) For payment of the amount of dividends received in respect of securities sold short; or 7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certificate signed by an officer of the Company, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.9 Liability for Payment in Advance of Receipt of Securities Purchased. The Custodian shall not make payment for the purchase of domestic securities for the account of a Fund in advance of receipt of the securities purchased in the absence of specific written instructions from the Company to so pay in advance. In any and every case where payment for purchase of domestic securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Company to so pay in advance, the Custodian shall be absolutely liable to the Company (for the account of the Fund) for such securities to the same extent as if the securities had been received by the Custodian.

2.10     Payments for Repurchases or Redemptions of Shares of a Fund.
         From such funds as may be available for the purpose but subject to the limitations of the Trust Instrument or Bylaws and any applicable votes of the Board of Trustees of the Company, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

2.11     Appointment of Agents.
         The Custodian may, with the consent of the Company, at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940 to act as a custodian, as its agent to carry out such of the provisions of this
Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

2.12     Deposit of Fund Assets in Securities Systems.
         The Custodian may deposit and/or maintain domestic securities owned by any Fund in a clearing agency registered with the Securities and Exchange commission under Section 17A of the Exchange Act, which acts as a securities depository, or in a Federal Reserve Bank, as Custodian may select, and permit such deposited assets to be registered in the name of Custodian or Custodian's agent or nominee on the records of such Federal Reserve Bank or such registered clearing agency or the nominee of either (collectively referred to herein as "Securities System") in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:


1) The Custodian may keep domestic securities of a Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;
         2) The records of the Custodian with respect to domestic securities of a Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to such Fund;
         3) The Custodian shall pay for domestic securities purchased for the account of a Fund upon (i) the simultaneous receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer domestic securities sold for the account of a Fund upon (i) the simultaneous receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advises from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Company at its request. Upon request, the Custodian shall furnish the Company confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to the Company copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of each Fund.
         4) The Custodian shall provide the Company with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;
         5) The Custodian shall have received the initial certificate required by Article 15 hereof; 6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the
              Company (for the account of each Fund) for any loss or damage to the applicable Fund(s) resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent or employee to enforce effectively such rights as it may have against the Securities System; at the election of the Company, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the applicable Funds have not been made whole for any such loss or damage.

2.13     Segregated Account.
         The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the Exchange Act and a member of NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company for the account of any Fund, (ii) for the purpose of segregating cash or government securities in connection with options purchased, sold or written by the Company for the account of any Fund or commodity futures contracts or options thereon purchased or sold by the Company for the account of any Fund, (iii) for the purpose of compliance by the Company with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of the clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees of the Company signed by an officer of the Company and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.14     Ownership Certificates for Tax Purposes.
         The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Fund held by it and in connection with transfers of securities.


3.       Proxies.
         The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Company or a nominee of the Company, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Company such proxies, all proxy soliciting materials and all notices relating to such securities.

4.       Communications Relating to Fund Portfolio Securities.
         The Custodian shall transmit promptly to the Company all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Company) received by the Custodian from issuers of the securities being held for each Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Company all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Company desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Company shall notify the Custodian at least one business day prior to the date on which the Custodian is to take such action.

5.       Proper Instructions.
         Proper Instructions as used in this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees of the Company shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Company shall cause all oral instructions to be confirmed in writing, provided that any failure to provide such confirmation will not in any way limit the effectiveness of such oral instructions. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Company accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for each Fund's assets.

6.       Actions Permitted Without Express Authority.
         The Custodian may in its discretion, without express authority from the
Company:
         1) Make payments to itself or others for minor expenses of handling securities provided that the Company shall be notified of all such payments in advance;
         2) Surrender securities in temporary form for securities in definitive form;
         3) Endorse for collection, in the names of the applicable Fund, checks, drafts and other negotiable instruments; and
         4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Company except as otherwise directed by the Board of Trustees of the Company.

7.       Evidence of Authority.
         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Company. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Company as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action duly made or taken by the Board of Directors as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Class Actions. The Custodian shall transmit promptly to the Company all notices or other communications received by it in connection with any class action lawsuit relating to securities currently or previously held for one or more of the Funds. Upon being directed by the Company to do so, the Custodian shall furnish to the Company any and all written materials which establish the holding/ownership, amount held/owned, and period of holding/ownership of the securities in question.




9.       Records.
         The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Company and each Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rule 31a-1 and 31a-2 thereunder. The Custodian shall also maintain records as directed by the Company in connection with applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Company and the Funds. With respect to securities and cash deposited with a Securities System, a sub-custodian or an agent of the Custodian, the Custodian shall identify on its books all such securities and cash as belonging to the Company for the account of the applicable Fund(s). All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company. Such records shall be made available to the Company for review by employees and agents of the Securities and Exchange Commission. The Custodian shall furnish to the Company, and its agents as directed by the Company, as of the close of business on the last day of each month a statement showing all transactions and entries for the account of the Company during that month, and all holdings as of month-end.
         All records so maintained in connection with the performance of its duties under this Agreement shall remain the property of the Company and, in the event of termination of this Agreement, shall be delivered to the Company. Subsequent to such delivery, and surviving the termination of this Agreement, the Company shall provide the Custodian access to examine and photocopy such records as the Custodian, in its discretion, deems necessary, for so long as such records are retained by the Company.

10.      Opinion of Company's Independent Accountant.
         The Custodian shall take all reasonable action, as the Company may from time to time request, to obtain from year to year favorable opinions from the Company's independent accountants with respect to the Custodian's activities hereunder and in connection with the preparation of the Company's Form N-1A and Form N-SAR or other reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.      Reports to Company by Independent Public Accountants.
         The Custodian shall provide the Company, at such times as the Company may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope, and in sufficient detail, as may reasonably be required by the Company to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.      Compensation of Custodian.
         For performance by the Custodian pursuant to this Agreement, the Company, agrees to pay the Custodian annual asset fees as set out in Exhibit B as billed by the Custodian on a monthly basis. Fees may be changed from time to time subject to mutual written agreement between the Company and the Custodian.

13.      Responsibility of Custodian.
         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Company or any Fund for any action taken or omitted by it in good faith and without negligence. It shall be entitled to rely on and may act upon advice of counsel of, or reasonably acceptable to, the Company on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.
         If the Company requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Company being liable for the payment of money or incurring liability of some other form, the Company, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form reasonably satisfactory to it.
         If the Company requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of a Fund shall be security therefor and should the Company fail to repay the Custodian promptly with respect to any Fund, the Custodian shall be entitled to utilize available cash and to dispose of assets to the extent necessary to obtain reimbursement.
         The Custodian shall not be liable for any loss or damage to the Company or any Fund resulting from participation in a securities depository unless such loss or damage arises by reason of any negligence, misfeasance, or willful misconduct of officers or employees as agents of the Custodian, or from its failure to enforce effectively such rights as it may have against any securities depository or from use of a sub-custodian or agent. Anything in this Contract to the contrary notwithstanding, the Custodian shall exercise, in the performance of its obligations undertaken or reasonably assumed with respect to this Agreement, reasonable care, for which the Custodian shall be responsible to the same extent as if it were performing such duties directly. The Custodian shall be responsible for the securities and cash held by or deposited with any sub-custodian or agent to the same extent as if such securities and cash were directly held by or deposited with the Custodian. The Custodian hereby agrees that it shall indemnify and hold the Company and each applicable Fund harmless from and against any loss which shall occur as a result of the failure of a foreign sub-custodian holding the securities and cash to provide a level of safeguards for maintaining any Fund's securities and cash not materially different from that provided by a United States custodian holding such securities and cash in the United States.
         The Custodian agrees to indemnify and hold the Company and each of the Funds harmless for any and all loss, liability and expense, including reasonable legal fees and expenses, arising out of the Custodian's own negligence or willful misconduct or that of its officers, agents, sub-custodians or employees in the performance of the Custodian's duties and obligations under this Contract.

14.      Effective Period, Termination and Amendment.
         The Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Company has approved the initial use of a particular Securities System, as required by Rule 17f-4 under the Investment Company Act of 1940, provided further, however, that the Company shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of its Trust Instrument, and further provided, that the Company may at any time by action of its Board of Trustees, with respect to any Fund (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.
         Upon termination of the Contract, the Company on behalf of each Fund shall pay to the Custodian such compensation as may be due as elsewhere provided in this Agreement of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements as elsewhere provided in this Agreement.

15.      Successor Custodian.
         If a successor custodian shall be appointed by the Board of Trustees of the Company, the Custodian shall, upon termination, deliver to such successor custodian all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all property held by it under this Contract and to transfer to an account of such successor custodian all of each Fund's securities held in any Securities System.
         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Company, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.
         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of each Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under and pursuant to this Contract.
         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Company to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.      Interpretive and Additional Provisions.
         In connection with the operation of this Contract, the Custodian and the Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Company. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.      New York Law to Apply.
         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the State of New York.

18.      Prior Contracts.
         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Company and the Custodian relating to the custody of each Fund's assets. This Contract shall not be assignable by any party hereto; provided however, that any entity into which the Company or the Custodian, as the case may be, may be merged or converted or with which it may be consolidated, or any entity succeeding to all or substantially all of the business of the Company or the custody business of the Custodian, shall succeed to the respective rights and shall assume the respective duties of the Company or the Custodian, as the case may be, hereunder.

19.      General.
         Nothing expressed or mentioned in or to be implied from any provision of this Contract is intended to, or shall be construed to give any person or corporation other than the parties hereto, any legal or equitable right, remedy or claim under or in respect to this Contract, or any covenant, condition and provision herein contained, this Contract and all of the covenants, conditions and provisions hereof being intended to be and being the sole and exclusive benefit of the parties hereto and their respective successors and assigns.
         A copy of the Trust Instrument of the Company is on file with the Secretary of State of the State of Delaware and notice is hereby given that this instrument is executed on behalf of the Trustees of the Company as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but are binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized officers as of the day and year first above written.


SCHRODER CAPITAL FUNDS


By       /s/ Catherine A. Mazza
  -----------------------------------------------


ATTEST

By       /s/ Carin Muhlbaum
  ----------------------------------------------





NORWEST BANK MINNESOTA, N.A.


By        /s/ Denise V Zapzalka
  ----------------------------------------

ATTEST


By    /s/ Susan J. Skonnard
 -----------------------------------------

                                    EXHIBIT A



                             SCHRODER CAPITAL FUNDS
                             ----------------------

                      Schroder U.S. Smaller Companies Fund

                                    EXHIBIT B





--------------------------------------------------------------------------------
           FEE STRUCTURE FOR SCHRODER CAPITAL MANAGEMENT INTERNATIONAL
--------------------------------------------------------------------------------





1.        ANNUAL ASSET-BASED FEE (WITH NO TRANSACTION FEE):


                           1.5 BASIS POINTS




THE ABOVE FEE STRUCTURE WILL BE GUARANTEED BY NORWEST BANK FOR A THREE YEAR PERIOD.